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                                                                    Exhibit 23.1




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-15911 and 333-19773 of Dynamex Inc. on Forms S-3 and S-8, respectively, of our report dated November 4, 1998, appearing in the Annual Report on Form 10-K of Dynamex Inc. for the year ended July 31, 1998.




DELOITTE & TOUCHE LLP
Dallas, Texas
November 4, 1998